Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

THIRD QUARTER 2020 RESULTS

Tampa, FL – November 6, 2020 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the third quarter of 2020.

Highlights

●	Net loss for the third quarter 2020 was $0.7 million, or $(0.01) per diluted share, compared with a net loss of $3.8 million, or $(0.04) per diluted share, for the third quarter 2019.

●	Shipping revenues for the third quarter 2020 were $105.7 million, up 30.7% compared with the third quarter 2019.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the third quarter 2020 were $92.2 million, up 20.6% compared with the third quarter 2019.

●	Third quarter 2020 Adjusted EBITDA(B), a non-GAAP measure, was $21.8 million, up 35.7% from $16.1 million in the third quarter 2019.

●	Third quarter 2020 193 day increase in off hire days due to drydock activities, resulting in a $9.9 million loss in revenues.

●	Total cash(C) was $54.1 million as of September 30, 2020.

●	On July 30, 2020, the Company repaid, using cash on hand, its $24 million term loan secured by the Overseas Gulf Coast.

Sam Norton, President and CEO, stated, “OSG delivered solid financial results in the quarter just completed. We continued to benefit from a high percentage of fixed revenue streams and we have continued to manage pandemic related logistical, health, safety and other costs in line with expectations. As a result, cashflow from operations continued to be strong, particularly when considering the nearly 200 days of revenue lost during the quarter to drydock operations. We have taken steps to preserve value and to strengthen our liquidity in anticipation of heightened volatility in the months ahead. With a strengthened balance sheet and the good prospects for a sustained recovery in 2021, we remain confident in our long-term strategy and the fundamentals of our business.

Mr. Norton added, “The sense of responsibility shared by OSG’s mariners and shore-based support team in meeting the essential need to supply transportation fuels to the markets that we serve is commendable. We are managing our operations very much aware that the systems within which we operate are under stress, with risks and vulnerabilities that have previously not affected our performance. The contribution made by all of our employees, and in particular our seafarers, in realizing the strong financial results reported this morning should thus be applauded by all who benefit from their service.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Third Quarter 2020 Results

Shipping revenues were $105.7 million for the quarter, up 30.7% compared with the third quarter of 2019. TCE revenues for the third quarter of 2020 were $92.2 million, an increase of $15.8 million, or 20.6%, compared with the third quarter of 2019. The increase primarily resulted from the addition to our fleet of two Marshall Islands flagged MR tankers, Overseas Gulf Coast and Overseas Sun Coast, three crude oil tankers, Alaskan Explorer, Alaskan Legend and Alaskan Navigator, and one ATB, OSG 204 and OSG Endurance, and two Government of Israel voyages during the third quarter of 2020 compared to one during the third quarter of 2019. The increase was offset by (a) three fewer ATBs in our fleet, including one ATB sold in August 2020, (b) a 193-day increase in scheduled drydocking, resulting in a $9.9 million loss in revenues and (c) a decrease in Delaware Bay lightering volumes during the third quarter of 2020 compared to the third quarter of 2019. One vessel was redelivered from time charter during the third quarter of 2020 and placed in lay-up, a decision taken in light of the lack of spot market activity during the quarter.

Operating income for the third quarter of 2020 was $5.2 million compared to operating income of $1.2 million in the third quarter of 2019.

Net loss for the third quarter 2020 was $0.7 million, or $(0.01) per diluted share, compared with a net loss of $3.8 million, or $(0.04) per diluted share, for the third quarter 2019.

Adjusted EBITDA was $21.8 million for the quarter, an increase of $5.7 million compared with the third quarter of 2019.

Conference Call

The Company will host a conference call to discuss its third quarter 2020 results at 9:30 a.m. Eastern Time (“ET”) on Friday, November 6, 2020.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:30 a.m. ET on Friday, November 6, 2020 through 10:59 p.m. ET on Friday, November 20, 2020 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10149303.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 21 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, one conventional ATB, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally. In addition to the currently operating fleet, OSG has on order one Jones Act compliant barge which is scheduled for delivery in late 2020.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the expected delivery schedule of our two new barges under construction and their expected participation in the Jones Act trade, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will have in the future, a profound impact on our workforce, and many aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K for the year ended December 31, 2019, in our upcoming Form 10-Q filing, and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Balance Sheets

($ in thousands)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$54,018	$41,503
Restricted cash	49	60
Voyage receivables, including unbilled of $9,542 and $5,611, net of reserve for doubtful accounts	12,366	9,247
Income tax receivable	454	1,192
Other receivables	1,780	3,037
Inventories, prepaid expenses and other current assets	2,929	2,470
Total Current Assets	71,596	57,509
Vessels and other property, less accumulated depreciation	834,857	737,212
Deferred drydock expenditures, net	39,358	23,734
Total Vessels, Other Property and Deferred Drydock	874,215	760,946
Restricted cash - non current	73	114
Investments in and advances to affiliated companies	—	3,599
Intangible assets, less accumulated amortization	28,367	31,817
Operating lease right-of-use assets	234,756	286,469
Other assets	21,342	35,013
Total Assets	$1,230,349	$1,175,467
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$50,789	$35,876
Current portion of operating lease liabilities	90,656	90,145
Current portion of finance lease liabilities	4,001	4,011
Current installments of long-term debt	36,795	31,512
Total Current Liabilities	182,241	161,544
Reserve for uncertain tax positions	902	864
Noncurrent operating lease liabilities	166,411	219,501
Noncurrent finance lease liabilities	21,916	23,548
Long-term debt	367,746	336,535
Deferred income taxes, net	80,032	72,833
Other liabilities	37,046	19,097
Total Liabilities	856,294	833,922
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 86,337,072 and 85,713,610 shares issued and outstanding)	863	857
Paid-in additional capital	591,916	590,436
Accumulated deficit	(212,491)	(243,339)
	380,288	347,954
Accumulated other comprehensive loss	(6,233)	(6,409)
Total Equity	374,055	341,545
Total Liabilities and Equity	$1,230,349	$1,175,467

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$89,273	$63,491	$264,085	$188,619
Voyage charter revenues	16,475	17,435	57,061	68,503
	105,748	80,926	321,146	257,122

Operating Expenses:
Voyage expenses	13,467	4,424	31,364	15,762
Vessel expenses	43,044	33,993	120,456	98,960
Charter hire expenses	22,782	22,802	67,746	67,645
Depreciation and amortization	15,253	13,324	43,488	38,922
General and administrative	6,140	5,288	19,915	16,917
Bad debt expense	—	—	—	4,300
(Gain)/loss on disposal of vessels and other property, including impairments, net	(151)	36	959	87
Total operating expenses	100,535	79,867	283,928	242,593
Income from vessel operations	5,213	1,059	37,218	14,529
Equity in income of affiliated companies	—	156	—	224
Gain on termination of pre-existing arrangement	—	—	19,172	—
Operating income	5,213	1,215	56,390	14,753
Other (expense)/income, net	(160)	375	(187)	992
Income before interest expense and income taxes	5,053	1,590	56,203	15,745
Interest expense	(5,902)	(6,047)	(18,143)	(19,124)
(Loss)/income before income taxes	(849)	(4,457)	38,060	(3,379)
Income tax benefit/(expense)	192	694	(7,212)	1,075
Net (loss)/income	$(657)	$(3,763)	$30,848	$(2,304)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,998,301	89,375,668	89,723,751	89,210,136
Diluted - Class A	89,998,301	89,375,668	90,727,485	89,210,136
Per Share Amounts:
Basic and diluted net (loss)/income - Class A	$(0.01)	$(0.04)	$0.34	$(0.03)

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Consolidated Statements of Cash Flows

($ in thousands)

	Nine Months Ended September 30,
	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income/(loss)	$30,848	$(2,304)
Items included in net income not affecting cash flows:
Depreciation and amortization	43,488	38,922
Bad debt expense	—	4,300
Gain on termination of pre-existing arrangement	(19,172)	—
Loss on disposal of vessels and other property, including impairments, net	959	87
Amortization of debt discount and other deferred financing costs	1,714	1,477
Compensation relating to restricted stock awards and stock option grants	1,685	1,212
Deferred income tax expense/(benefit)	7,237	(1,851)
Interest on finance lease liabilities	1,493	941
Non-cash operating lease expense	68,706	68,057
Loss on extinguishment of debt, net	503	72
Distributed earnings of affiliated companies	3,562	3,314
Payments for drydocking	(20,819)	(11,477)
Operating lease liabilities	(69,263)	(61,366)
Changes in operating assets and liabilities, net	1,329	4,368
Net cash provided by operating activities	52,270	45,752
Cash Flows from Investing Activities:
Acquisition, net of cash acquired	(16,973)	—
Proceeds from disposals of vessels and other property	1,407	3,404
Expenditures for vessels and vessel improvements	(55,197)	(105,244)
Expenditures for other property	—	(1,399)
Net cash used in investing activities	(70,763)	(103,239)
Cash Flows from Financing Activities:
Payments on debt	(35,844)	(16,667)
Extinguishment of debt	(25,249)	(3,271)
Tax withholding on share-based awards	(197)	(294)
Issuance of debt, net of issuance and deferred financing costs	95,370	48,583
Payments on principal portion of finance lease liabilities	(3,124)	(1,847)
Net cash provided by financing activities	30,956	26,504
Net increase/(decrease) in cash, cash equivalents and restricted cash	12,463	(30,983)
Cash, cash equivalents and restricted cash at beginning of period	41,677	80,641
Cash, cash equivalents and restricted cash at end of period	$54,140	$49,658

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and nine months ended September 30, 2020 and the comparable period of 2019. Revenue days in the quarter ended September 30, 2020 totaled 1,874 compared with 1,735 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2020		2019
Three Months Ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$2,437	$61,418	$2,825	$57,494
Revenue days	67	922	184	1,009
Non-Jones Act Handysize Product Carriers:
Average rate	$32,089	$15,778	$32,809	$12,810
Revenue days	184	185	92	91
ATBs:
Average rate	$2,786	$29,616	$938	$21,507
Revenue days	60	86	14	166
Lightering:
Average rate	$79,214	$—	$56,923	$—
Revenue days	94	—	179	—
Alaska (a):
Average rate	$—	$58,669	$—	$—
Revenue days	—	276	—	—

	2020		2019
Nine Months Ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$34,806	$60,999	$20,635	$57,192
Revenue days	248	3,061	431	2,950
Non-Jones Act Handysize Product Carriers:
Average rate	$29,137	16,434	$25,213	$12,319
Revenue days	494	548	303	242
ATBs:
Average rate	$17,244	$27,119	$18,573	$21,565
Revenue days	277	175	188	685
Lightering:
Average rate	$59,145	$61,012	$65,984	$—
Revenue days	337	87	529	—
Alaska (a):
Average rate	$—	$58,643	$—	$—
Revenue days	—	605	—	—

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of September 30, 2020, OSG’s operating fleet consisted of 24 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at September 30, 2020
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	6	11	17	810,825
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	1	—	1	27,091
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	12	12	24	1,701,222

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two owned Marshall Island flagged non-Jones Act MR tankers trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Time charter equivalent revenues	$92,281	$76,502	$289,782	$241,360
Add: Voyage expenses	13,467	4,424	31,364	15,762
Shipping revenues	$105,748	$80,926	$321,146	$257,122

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2020	2019	2020	2019
Niche Market Activities	$22,091	$20,435	$61,513	$63,786
Jones Act Handysize Tankers	(4,178)	(1,590)	18,134	3,555
ATBs	343	862	3,323	7,414
Alaska Crude Oil Tankers	8,199	—	18,610	—
Vessel Operating Contribution	26,455	19,707	101,580	74,755
Depreciation and amortization	15,253	13,324	43,488	38,922
General and administrative	6,140	5,288	19,915	16,917
Bad debt expense	—	—	—	4,300
(Gain)/loss on disposal of vessels and other property, including impairments, net	(151)	36	959	87
Equity in income of affiliated companies	—	156	—	224
Gain on termination of pre-existing arrangement	—	—	19,172	—
Operating income	$5,213	$1,215	$56,390	$14,753

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2020	2019	2020	2019
Net (loss)/income	$(657)	$(3,763)	$30,848	$(2,304)
Income tax (benefit)/expense	(192)	(694)	7,212	(1,075)
Interest expense	5,902	6,047	18,143	19,124
Depreciation and amortization	15,253	13,324	43,488	38,922
EBITDA	20,306	14,914	99,691	54,667
Amortization classified in charter hire expenses	143	231	428	692
Interest expense classified in charter hire expenses	368	398	1,117	1,202
Non-cash stock based compensation expense	631	450	1,685	1,212
(Gain)/loss on disposal of vessels and other property, including impairments, net	(151)	36	959	87
Loss on extinguishment of debt, net	488	24	503	72
Adjusted EBITDA	$21,785	$16,053	$104,383	$57,932

(C) Total Cash

($ in thousands)	September 30, 2020	December 31, 2019
Cash and cash equivalents	$54,018	$41,503
Restricted cash - current	49	60
Restricted cash – non-current	73	114
Total Cash	$54,140	$41,677

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